Exhibit 8.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES
Abu Dhabi	Moscow
Barcelona	Munich
Beijing	New Jersey
Brussels	New York
Chicago	Orange County
Doha	Paris
Dubai	Riyadh
Frankfurt	Rome
Hamburg	San Diego
Hong Kong	San Francisco
Houston	Shanghai
London	Silicon Valley
Los Angeles	Singapore
Madrid	Tokyo
Milan	Washington, D.C.
                    , 2010
Sky-mobi Limited
10/F, Building B, United Mansion
No. 2, Zijinhua Road, Hangzhou
Zhejiang, 2310013
People’s Republic of China

Re:	Sky-mobi Limited
Ladies and Gentlemen:
     We have acted as special United States tax counsel to Sky-mobi Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) in connection with the registration relating to            American Depositary Shares (the “ADSs”), each representing eight common shares of the Company, par value $0.00005 per share (“Common Shares”), pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2010 (File No. 333-170707) (as so filed and as amended, the “Registration Statement”).
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. We have not independently verified such factual matters.
     Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—United States Federal Income Taxation ” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the ADSs or Ordinary Shares.
     We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current

[•], 2010

provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.
     This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires ADSs or Ordinary Shares), without our prior written consent, which may be granted or withheld in our sole discretion. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,
Latham & Watkins